Exhibit 10.7

FIRST AMENDMENT
TO THE
PLUM CREEK PENSION PLAN

The Plum Creek Pension Plan (the “Plan”), as amended effective January 1, 2012 (“2012 Restatement”), and where indicated, the Plan as amended and restated effective January 1, 2007 (“2007 Restatement”), are amended as follows, pursuant to Section 12.1 of the Plan; effective as indicated below:

1.	Effective January 1, 2013, Section 1.18 Earnings, in Part A of the Plan, is amended by deleting subsections (k) and (l) thereunder, in their entirety, and replacing them with the following:

(k)	vehicle imputed income, group term life insurance imputed income and any other imputed income;

(l)	Exceptional Achievement Awards; and

(m)	any other special or extraordinary forms of remuneration.

Section 8.3 Limitations on Benefit and Accruals Due to Underfunded Status, in both Part A and Part B of the 2007 Restatement are each amended effective January 1, 2008, and Section 8.3 Limitations on Benefit and Accruals Due to Underfunded Status, in both Part A and Part B of the 2012 Restatement are each amended effective January 1, 2012, by deleting each Section 8.3, in its entirety, and replacing it with the following:

8.3	Limitations Applicable if the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy

(a)	Limitations Applicable if the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, but Not Less Than 60 Percent

Notwithstanding any other provisions of the Plan, if the Plan's Adjusted Funding Target Attainment Percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 8.3(a)(ii) below) but is not less than 60 percent, then the limitations set forth in this Section 8.3(a) apply.

(i)	50 Percent Limitation on Lump Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments

A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, unless the present value of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of:

(A)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

(B)	100 percent of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section 8.3(a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the Annuity Starting Date because of the application of the requirements of this Section 8.3(a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 8.3(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

During a period when Section 8.3(a)(i) applies to the Plan, Participants and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Sections 411(a)(11) and 401(a)(9) of the Code).

(ii)	Plan Amendments Increasing Liability for Benefits

No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the Adjusted Funding Target Attainment Percentage for the Plan Year is:

(A)	less than 80 percent; or

(B)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the Adjusted Funding Target Attainment Percentage.

The limitation set forth in this Section 8.3(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b)	Limitations Applicable if the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent

Notwithstanding any other provisions of the Plan, if the Plan's Adjusted Funding Target Attainment Percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 8.3(b)(ii) below), then the limitations in this Section 8.3(b) apply.

(i)	Lump Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted

A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The limitation set forth in this Section 8.3(b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(ii)	Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid

An Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event occurring during a Plan Year shall not be paid if the Adjusted Funding Target Attainment Percentage for the Plan Year is:

(A)	less than 60 percent; or

(B)
60 percent or more, but would be less than 60 percent if the Adjusted Funding Target Attainment Percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the Unpredictable Contingent Event during the Plan Year is 100 percent.

(iii)	Benefit Accruals Frozen

Benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. In addition, if the Plan is required to cease benefit accruals under this Section 8.3(b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)	Limitations Applicable if the Plan Sponsor Is In Bankruptcy

Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan's enrolled actuary certifies that the Plan's Adjusted Funding Target Attainment Percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's Adjusted Funding Target Attainment Percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 8.3(c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d)	Provisions Applicable After Limitations Cease to Apply

(i)	Resumption of Prohibited Payments

If a limitation on Prohibited Payments under Section 8.3(a)(i), Section 8.3(b)(i), or Section 8.3(c) applied to the Plan as of a Section 436 Measurement Date, but that limit no longer applies to the Plan as of a later Section 436 Measurement Date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Section 436 Measurement Date.

(ii)	Resumption of Benefit Accruals

If a limitation on benefit accruals under Section 8.3(b)(iii) applied to the Plan as of a Section 436 Measurement Date, but that limitation no longer applies to the Plan as of a later Section 436 Measurement Date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 Measurement Date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).

In addition, benefit accruals that were not permitted to accrue because of the application of Section 8.3(b)(iii) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan's enrolled actuary certifies that the Adjusted Funding Target Attainment Percentage for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year.

(iii)	Shutdown and Other Unpredictable Contingent Event Benefits

If an Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 8.3(b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that Unpredictable Contingent Event Benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 8.3(b)(ii)). If the Unpredictable Contingent Event Benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv)	Treatment of Plan Amendments That Do Not Take Effect

If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 8.3(a)(ii) or Section 8.3(b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)	Notice Requirement

The Plan Administrator shall provide a written notice in accordance with Section 101(j) of ERISA to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 8.3(a)(i)(B) or Section 8.3(a)(i)(C).

(f)	Methods to Avoid or Terminate Benefit Limitations

The Employer may make contributions and use other methods to avoid or terminate the application of the limitations set forth in Sections 8.3(a) through 8.3(c) for a Plan Year in accordance with

Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Section 1.436-1(f) of the Treasury Regulations. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 8.3(a) through 8.3(c) for a Plan Year include Employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the Adjusted Funding Target Attainment Percentage, making an Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules

(i)	Rules of Operation for Periods Prior to and After Certification of the Plan's Adjusted Funding Target Attainment Percentage

(A)	In General

Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan's enrolled actuary issues a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year and (2) if the Plan's enrolled actuary does not issue a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 8.3(a) through 8.3(c) are applied to the Plan as if the Adjusted Funding Target Attainment Percentage for the Plan Year were the presumed Adjusted Funding Target Attainment Percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 8.3(g)(i)(B) though (D).

(B)	Presumption of Continued Underfunding Beginning First Day of Plan Year

If a limitation under Section 8.3(a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(g)(i)(C) or Section 8.3(g)(i)(D) applies to the Plan:

(1)
the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Adjusted Funding Target Attainment Percentage in effect on the last day of the preceding Plan Year; and

(2)	the first day of the current Plan Year is a Section 436 Measurement Date.

(C)	Presumption of Underfunding Beginning First Day of 4th Month

If the Plan's enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan's Adjusted Funding Target Attainment Percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(g)(i)(D) applies to the Plan:

(1)
the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Plan's Adjusted Funding Target Attainment Percentage for the preceding Plan Year reduced by 10 percentage points; and

(2)	the first day of the 4th month of the current Plan Year is a Section 436 Measurement Date.

(D)	Presumption of Underfunding On and After First Day of 10th Month

If the Plan's enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1)	the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(2)	the first day of the 10th month of the current Plan Year is a Section 436 Measurement Date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules

(A)	First Five Plan Years

The limitations in Section 8.3(a)(ii), Section 8.3(b)(ii), and Section 8.3(b)(iii) do not apply to a new plan for the first five Plan Years of the plan, determined under the rules of Section 436(i) of the Code and Section 1.436-1(a)(3)(i) of the Treasury Regulations.

(B)	Plan Termination

The limitations on Prohibited Payments in Section 8.3(a)(i), Section 8.3(b)(i), and Section 8.3(c) do not apply to Prohibited Payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 8.3 of the Plan do not cease to apply as a result of termination of the Plan.

(C)	Exception to Limitations on Prohibited Payments Under Certain Frozen Plans

The limitations on Prohibited Payments set forth in 8.3(a)(i), 8.3(b)(i), and 8.3(c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 8.3(g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(D)	Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability

During any period in which none of the presumptions under Section 8.3(g)(i) apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year, the limitations under Section 8.3(a)(ii) and Section 8.3(b)(ii) shall be based on the inclusive presumed Adjusted Funding Target Attainment Percentage for the Plan, calculated in accordance with the rules of Section 1.436-1(g)(2)(iii) of the Treasury Regulations.

(iii)	Special Rules Under PRA 2010

(A)	Payments Under Social Security Leveling Options

For purposes of determining whether the limitations under Section 8.3(a)(i) or (b)(i) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)	Limitation on Benefit Accruals

For purposes of determining whether the accrual limitation under Section 8.3(b)(iii) applies to the Plan, the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)	Interpretation of Provisions

The limitations imposed by this Section 8.3 of the Plan shall be interpreted and administered in accordance with Section 436 of the Code and Section 1.436-1 of the Treasury Regulations.

(h)	Definitions

The definitions in the following Treasury Regulations apply for purposes of Sections 8.3(a) through 8.3(g): Section 1.436-1(j)(1) defining Adjusted Funding Target Attainment Percentage; Section 1.436-1(j)(2) defining Annuity Starting Date; Section 1.436-1(j)(6) defining Prohibited Payment;

Section 1.436-1(j)(8) defining Section 436 Measurement Date; and Section 1.436-1(j)(9) defining an Unpredictable Contingent Event and an Unpredictable Contingent Event Benefit.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on this 17th day of December 2012.

PLUM CREEK TIMBERLANDS, L.P.

By PLUM CREEK TIMBER I, L.L.C.,
Its General Partner

/s/ Christine D. Wiltz            By: /s/ David W. Lambert
Witness                 David W. Lambert
Senior Vice President and CFO